UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL		60047
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement
Effective May 23, 2019, ACCO Brands Corporation (the “Company”) entered into a Second Amendment (the “Second Amendment”) to its Third Amended and Restated Credit Agreement, as amended (the “Credit Agreement,” and as amended by the Second Amendment, the “Amended Credit Agreement”), among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto. Pursuant to the Second Amendment, the Credit Agreement was amended to, among other things:

•	extend the maturity date to May 23, 2024;

•	increase the aggregate revolving credit commitments under the multi-currency revolving credit facility (the “Revolving Facility”) from $500 million to $600 million;

•	establish a new term loan facility denominated in U.S. Dollars in an aggregate principal amount of $100 million (the “USD Term Loan Facility”);

•	replace the minimum fixed charge coverage ratio of 1.25:1.00 with a minimum interest coverage ratio, as calculated under the Amended Credit Agreement, of 3.00:1.00;

•
reflect a more favorable restricted payment covenant, with the consolidated leverage ratio hurdle for unlimited restricted payments (including share repurchases and dividends) as calculated under the Amended Credit Agreement increasing from 2.50x to 3.25x;

•
reflect, in certain cases, more favorable pricing, with a 25 basis point reduction in the applicable rate on outstanding loans than was in effect prior to the Second Amendment based on the Company’s current consolidated leverage ratio, along with lower fees on undrawn amounts;

•	eliminate the requirement to make annual principal prepayments of excess cash flow;

•	reduce amortization payments for the term loans; and

•	increase the qualified receivables transaction basket with respect to sales or financings of certain receivables.
Effective upon the closing of the Second Amendment, the Company borrowed the entire principal amount committed under the USD Term Loan Facility, which was used to repay revolver borrowings and, in combination with the increase in the Revolving Facility, resulted in $200 million of additional liquidity becoming available under the Revolving Facility.
The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.
Item 2.03. - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information regarding the Revolving Facility commitment increase and the USD Term Loan Facility set forth under Item 1.01 is incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d)    Exhibits

10.1
Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 23, 2019, among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	May 23, 2019	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial
Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1
Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 23, 2019, among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.